Series  2003-1
CUSIP # 33901XAB4
Libor :
Class A Note Rate: Payment Date:
Interest Period: Due Period:
Number of days in Interest Period:
I.
Statement to Noteholders
B.  Cumulative Charge-Off Amounts
Fleet Home Equity Loan Trust
Under the Sale and Servicing Agreement dated as of April 15,2003 between Fleet National Bank, as Seller and Servicer,  Fleet
Home Equity Loan Trust , 2003-1 as the Trust, Fleet Home Equity Loan LLC, as Depositor and U.S. Bank National Association
as Indenture Trustee, the Servicer is required to prepare certain information each month, including distributions of principal and interest, for the benefit of the Fleet Home Equity Loan Trust, Series 2003-1 Noteholders.
Certain information is presented on the basis of  an original principal amount of $1,000 per Series 2003-1 Note. Certain other information is presented based on the aggregate amount for the Trust. All capitalized terms used herein shall have the respective meanings set forth in the Sale and Servicing Agreement.
1.1487500 December 18, 2003 Libor Determination Date:
January 20, 2004 1.3987500
  -   December , 2003 12/22/2003 01/19/2004
29
Pool Balance:
A.  Cut-Off Date Pool Principal Balance
$775,800,478.62
$0.00
C.  Pool Principal Balance at beginning of Due Period
$587,806,107.26
D.  Charge-Off Amounts incurred during the related Due Period
$0.00
E.  Aggregate amount of Principal Collections received during the related Due Period
$27,984,315.56
F.  Additional Balances (Draws) conveyed to the Trust during the related Due Period
$13,049,100.43
G.  Pool Principal Balance at End of Due Period
$572,870,892.13
H.  Number of Mortgage Loans outstanding at beginning of related Due Period
12,599
A.  Original Class A Note Principal Balance
$775,800,000.00
B.  Class A Note Principal Balance at beginning of Due Period
$583,927,104.87
C.  Class A Note Principal Balance after all distributions on the Payment Date
$568,991,889.74
Collections: IV.
A.  Aggregate amount of Interest Collections received during the related Due Period
$2,180,810.88
B.  Class A Interest Collections received during the related Due Period
$2,180,810.88
C.  Class A Principal Distribution Amount received during the related Due Period
$14,935,215.13
D.  Net Recoveries received during the related Due Period
$0.00
I.  Number of Mortgage Loans outstanding at end of related Due Period
12,244
III. Invested Amount after all distributions on the Payment Date
$572,870,892.13
II. Note Balance :

Distributions:
E.  Insurance Policy Draw Amount (x+y):
$0.00
(x) Excess of Interest Distribution for the Class A Notes over Class A Interest Collections
$0.00
V.
A.  Premium Amount paid to the Insurer on the Payment Date
$50,282.61
B.  Interest Distribution payable {due}
$657,952.03
C.  Interest Distribution for the Class A Notes paid on the Payment Date
$657,952.03
Payment Date
$0.00
E.  Excess Spread
$1,219,493.05
F.  Specified O/C Amount
$3,879,002.39
G.  O/C Amount after all distributions on the Payment Date
$3,879,002.39
H.  O/C Reduction Amount
$0.00
I.  Excess O/C Amount
$0.00
J.  Distributable Excess Spread
$0.00
K.  Any other amounts paid to the Insurer pursuant to the Insurance Agreement
$0.00
L.  LIBOR Interest Carryover Shortfall balance paid on the Payment Date
$0.00
M.  LIBOR Interest Carryover Shortfall remaining
$0.00
N.  Amount paid to the Transferor in respect of the Transferor Interest
$1,219,493.05
D.  Outstanding Interest Carryover Shortfall remaining after all distributions on the
Modified Loans: VII.
Replaced Loans: VIII.
A.  Purchase Prices
$0.00
(y) Guaranteed Principal Distribution Amount
$0.00
O.  Amount actually distributed to Class A Noteholders in respect of principal
$14,935,215.13
Three Month Rolling Average VI.
2.16%
B.  Substitution Adjustment
$0.00
C.  Transferor Deposit Amounts
$0.00
D.  Weighted average Margin at the end of Due Period after giving effect to modifications
0.041%
effect to modifications
C.  Weighted average of Credit Limits at the end of Due Period after giving after giving effect to modifications
B.  Aggregate Credit Limit of Mortgage Loans modified on a cumulative basis to the modifications
A.  Aggregate Principal Balance of Mortgage Loans modified after giving effect
Weighted Averages: IX.
$115,700.53
$19,810,900.00
$10,009,010.69
A.  Has a Rapid Amortization Event occurred?
Rapid Amortization:
B.  What was the Rapid Amortization Event?
N/A
XI.
Allocations to Certificateholders (for each $1,000 of original principal):
C.  Interest Distribution payable
A.  Aggregate amount of Principal Collections received during the related Due Period
D.  Interest Distribution for the Class A Notes paid on the Payment Date
E.  Class A Note Principal Balance after all distributions on the Payment Date
XII.
FLEET NATIONAL BANK as Servicer
By:
Jeffrey A. Lipson
Vice President
  /s/  JEFFREY A. LIPSON
$0.85
$0.85
$36.07
$733.43
B. Amount Actually Distributed to Class A Noteholders in respect of principal
$19.25
NO
A.  Weighted average of the Loan Rates at end of related Due Period
4.041%
# of Accounts
Principal Balance
A.  30-59 days delinquent
19
$1,193,276.76
B.  60-89 days delinquent
3
$135,897.11
C.  90+   days delinquent
0
D.  REO Properties
0
$0.00
E.  Foreclosures
6
$305,189.13
F.  Bankruptcies
$629,365.80
13
Delinquent Accounts: X.
B.  Weighted average of the Loan Rate Cap at end of related Due Period
20.358%
C.  Weighted average Margin at end of related Due Period
0.041%
G.  Six Month Rolling Average
0.15%
$0.00